SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2001




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       333-33350                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 400 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 2, 2001, the Registrant issued a press release announcing its earnings for year end 2000. A copy of such press release, including unaudited financial information released as a part thereof, is attached as Exhibit 99(a) to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.




Date: February 2, 2001                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: February 2, 2001                      /s/ Ben A. New
                                           ------------------------
                                               Ben A. New
                                               Vice-President; Controller
                                               (Principal Financial and
                                               Accounting Officer)

                                    EXHIBITS

99(a) Registrant's February 2, 2001 Press Release regarding earnings for year end 2000.

                                                                  EXHIBIT 99(a)

            FIRST SECURITY BANCORP, INC. FOURTH QUARTER RESULTS


First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the fourth quarter ended December 31, 2000. Total assets were $134.5 million, a 7.3% increase from $125.3 million at September 30, 2000 and up 42.3% from $94.5 million in total assets at year-end 1999. Deposits increased 1.8% from $113.4 million at September 30, 2000, to $115.5 million at December 31, 2000, and grew 38.5% from $83.4 million at year-end 1999. Net loans increased from $98.3 million at September 30, 2000, to $105.9 million at December 31, 2000, an increase of 7.7%, and were up $28.5 million, or 36.8%, from $77.4 million in net loans at December 31, 1999.

Net income for the three months ended December 31, 2000 was $308,000, or $.26 cents per share, compared to a net income of $166,000 ($.17 cents per share) for the same quarter a year ago. For the year ended December 31, 2000, First Security Bancorp, Inc. earned $853,000, or $.81 cents per share, compared to a net income of $22,000 ($.04 cents per share) for the year ended December 31, 1999. Results for 2000 were negatively affected by $141,000 in expenses attributed to the formation of First Security Bancorp, Inc. earlier this year in connection with the bank holding company reorganization of First Security Bank and the recent registration of shares of our stock with the Securities and Exchange Commission.

First Security Bancorp, Inc. is also pleased to announce that it has completed its offering of common stock which commenced on September 29, 2000. It sold 414,778 shares through December 31, 2000, and an additional 41,472 shares were sold in January, 2001, for total gross proceeds of $7,300,000. All sales were at $16.00 per share.

First Security Bank also completed in December the acquisition of property at 318-320 East Main Street (currently the Verizon building)to which it will relocate its downtown headquarters this summer. It also plans to open its fourth location (pending regulatory approval) later in the year.